Exhibit 10.31


             FIRST AMENDMENT TO THE WARWICK COMMUNITY BANCORP, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN


Pursuant to section 16.1 of the Warwick Community Bancorp, Inc. Employee Stock Ownership Plan ("Plan"), the Plan is hereby amended as follows, effective as of January 1, 1997:

1. ARTICLE XIII - Effective as of January 1, 1997, section 13.3, of the Plan shall be amended by adding the following clause to the end of section 13.3(a)(i):

         PROVIDED, HOWEVER, that if termination of employment occurs prior to January 1, 1998 and the total vested balance credited to his Account at termination of employment is $3,500 or less, or if termination of employment occurs after December 31, 1998 and the total vested balance credited to his Account at termination of employment is $5,000 (or such higher amount as may be prescribed by law) or less, his entire vested interest in his Account shall be paid to him in a single lump sum as soon as practicable after termination of employment.

2. ARTICLE XVII - Effective as of January 1, 1997, section 17.8 of the Plan shall be amended by adding the following sentence at the end of subsection (a):

         Notwithstanding any provision to the contrary, the contribution to be made for any Participant (other than a Key Employee) under the first sentence of this section 17.8(a) shall be made regardless of whether the Participant has less than 1,000 Hours of Service in such Top Heavy Plan Year and regardless of such Participant's level of compensation.

3. ARTICLE XVII - Effective as of January 1, 1997, section 17.8 of the Plan shall be amended by adding a new subsection (c) to read in its entirety as follows:

                  (c) Notwithstanding any provision to the contrary, for any Top Heavy Plan Year, the vesting schedule for each Participant who has one or more Hours of Service after the Plan becomes Top Heavy shall be as follows for all Accounts which have not been forfeited:



            YEARS OF                           VESTED
         VESTING SERVICE                     PERCENTAGE
--------------------------------------------------------------------
                2                                 20%
                3                                 40%
                4                                 60%
                5                                 80%
                6                                 100%


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4. In all other respects, the Plan shall continue in effect in accordance with its terms.

                                               WARWICK COMMUNITY BANCORP, INC.



                                               By:/s/ Timothy A. Dempsey
                                                  ----------------------------
                                                  Timothy A. Dempsey
                                                  Chairman of the Board and
                                                   Chief Executive Officer


Attest:



By:/s/ Nancy Sobotor-Littell
   ------------------------------------
   Nancy Sobotor-Littell
   Corporate Secretary and Director

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